                                                                  Exhibit 10.1.1


                     PRINCIPAL TERMS OF PRICELINE.COM OPTION PLAN


EXERCISE PRICE:  1.00 per share

TOTAL NUMBER OF SHARES OUTSTANDING: Approximately 65,000,000 prior to exercise of employee stock options.

VESTING: Options vest over three years; the first allotment vest immediately; an additional allotment vests on June 1, 1999 and June 1, 2000. A portion of options for current employees are immediately vested as a result of the plan to tie vesting of the first third of options to the successful launch of priceline. For employees hired after July 1, 1998, the options will vest on the first three anniversaries of the date of grant. The optionholder must remain employed by priceline.com for options to vest provided, however, that if the optionholder continues to be employed by a company controlled by Jay Walker, the optionholder will be allowed pro rata vesting for the portion of the year employed by priceline.com.

EXERCISE RIGHTS: Options are exercisable for ten years from the date of grant provided that the options are vested. Due to securities law requirements, it is also a condition of exercise that priceline.com is a public company. Options will become exercisable once priceline.com is a public company and any applicable "holdback" period (typically 180 days from the date of the IPO) imposed by the underwriters has expired.

EFFECT OF TERMINATION OF EMPLOYMENT: Exercise rights are terminated immediately if the employee is terminated for Cause. If employment terminates for reasons other than Cause and the Company has not had an initial public offering, then vested options shall remain exercisable until 90 days following the initial public offering, provided, however, that the Company shall have the right to repurchase such vested options for cash at a price equal to the difference between the fair market value of the Company's shares and the exercise price at any time prior to a public offering; and provided further, however, that the 90 day periods referred to above will be one year in the case of termination of employment for death or disability. The Company repurchase rights described above shall not apply so long as the optionholder is working for any company controlled by Jay Walker.

TAX STATUS: The options will be non-qualified options (meaning the holder will have taxable ordinary income upon exercise of the options and the Company will have a tax deduction in the amount of the difference between the fair market value of the stock at that time and the exercise price).

                                  PRICELINE.COM  LLC

                                  1997 OMNIBUS PLAN

1.   ESTABLISHMENT AND PURPOSE.

     There is hereby adopted the PriceLine.com LLC 1997 Omnibus Plan (the "Plan"). This Plan is intended to promote the interests of PriceLine.com LLC (the "Company") by providing employees of the Company with appropriate incentives and rewards to encourage them to enter into and continue in the employ of the Company and to acquire a proprietary interest in the long-term success of the Company; and to reward the performance of individual officers, other employees, consultants and directors in fulfilling their responsibilities for long-range achievements. The Company is a limited liability company formed under Delaware Law. It is contemplated that the Company may reorganize as a corporation in the future and that the corporate successor for the Company will carry on the Plan. Certain references in the Plan may only be applicable upon conversion of the Company to corporate form, and upon such conversion references herein to "Units" or "Unitholders" shall mean "stock" or "stockholders" of a corporate successor.

2.   DEFINITIONS.

     As used in the Plan, the following definitions apply to the terms indicated below:

     (a) "Agreement" shall mean the written agreement between the Company and a Participant evidencing an Incentive Award.

     (b) "Board of Managers" shall mean the Board of Managers or, upon conversion of the Company to corporate form, the Board of Directors of the Company.

     (c) "Cause" shall mean (1) the willful and continued failure by the Participant substantially to perform his or her duties and obligations to the Company (other than any such failure resulting from his or her incapacity due to physical or mental illness); (2) the willful engaging by the Participant in misconduct which is materially injurious to the Company; (3) the commission by the Participant of a felony; or (4) the commission by the Participant of a crime against the Company which is materially injurious to the Company. For purposes of this Section 2(c), no act, or failure to act, on a Participant's part shall be considered "willful" unless done, or omitted to be done, by the Participant in bad faith and without reasonable belief that his or her action or omission was in the best interest of the Company. Determination of Cause shall be made by the Committee in its sole discretion.

     (d) "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time, and any regulations promulgated thereunder.

     (e) "Committee" shall mean the Option Committee of the Board of Managers, or, if no such Committee has been constituted by the Board of Managers, then the Board of Managers of the Company.

     (f) "Disability" shall mean: (1) any physical or mental condition that would qualify a Participant for a disability benefit under the long-term disability plan maintained by the Company and applicable to him or her; (2) when used in connection with the exercise of an Incentive Stock Option following termination of employment, disability within the meaning of Section 22(e)(3) of the Code; or (3) such other condition as may be determined in the sole discretion of the Committee to constitute Disability.

     (g) "Effective Date" shall mean the date upon which this Plan is adopted by the Board of Managers.

     (h) "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended from time to time.

     (i) "Executive Officer" shall have the meaning set forth in Rule 3b-7 promulgated under the Exchange Act.

     (j) "Fair Market Value" of a Unit, as of a date of determination, shall mean (1) the closing sales price per Unit on the national securities exchange on which Units are principally traded for the last preceding date on which there was a sale of Units on such exchange, or (2) if the Units are not listed or admitted to trading on any such ex-change, the closing price as reported by the NASDAQ Stock Market for the last preceding date on which there was a sale of Units on such exchange, or (3) if the Units are not listed on the NASDAQ Stock Market, the average of the highest reported bid and lowest reported asked prices for the Units as reported by the National Association of Securities Dealers, Inc. Automated Quotations System for the last preceding date on which there was a sale of the Units in such market, or (4) if the Units are not then listed on a national securities exchange or traded in an over-the-counter market or the value of Units is not otherwise determinable, such value as determined by the Committee in good faith.

     (k) "Family Member" shall mean, as to any natural Person, a parent, child, descendant, spouse or sibling of the Person, the spouse of any of the foregoing, or the estate, any guardian, custodian or conservator of the Person or any of the foregoing, or a trust of which there are and continue to be, during the term of this Plan, no principal beneficiaries other than the foregoing.

     (l) "Holdback Period" shall mean the period of time after the Initial Public Offering Date during which a Participant may not exercise or sell or distribute publicly, including a sale pursuant to Rule 144 under the Securities Act, an Incentive Award, which period of time shall be equal to 180 days or such shorter period of time as the Committee may agree in writing.

     (m) "Incentive Award" shall mean any Option, Tandem UAR, Stand-Alone UAR, Restricted Units, Phantom Units, Unit Bonus or Other Award granted pursuant to the terms of the Plan.

     (n) "Incentive Stock Option" shall mean an Option that is an "incentive stock option" within the meaning of Section 422 of the Code, or any successor provision, and that is designated by the Committee as an Incentive Stock Option.

     (o) "Initial Manager" shall mean a Non-Employee Manager of the Company who is a member of the Board of Managers on the Effective Date.

     (p) "Initial Public Offering Date" shall mean the date on which the Company first sells Units in a public offering pursuant to an effective registration statement under the Securities Act.

     (q) "Issue Date" shall mean the date established by the Company on which certificates representing Restricted Units shall be issued by the Company pursuant to the terms of Section 10(e).

     (r)  "Manager" shall mean a member of the Board of Managers.

     (s) "Non-Employee Manager" shall mean a member of the Board of Managers who is not and has never been an employee of the Company.

     (t) "Non-Qualified Unit Option" shall mean an Option other than an Incentive Stock Option.

     (u)  "Option" shall mean an option to purchase Units granted pursuant to
          Section 7.

     (v) "Other Award" shall mean an award granted pursuant to Section 13 hereof

     (w) "Partial Exercise" shall mean an exercise of an Incentive Award for less than the full extent permitted at the time of such exercise.

     (x) "Participant" shall mean (1) an employee or consultant of the Company to whom an Incentive Award is granted pursuant to the Plan and (2) upon the death of an individual described in (1), his or her successors, heirs, executors and administrators, as the case may be.

     (y) "Person" shall have the meaning set forth in Section 3(a)(9) of the Exchange Act, as modified and used in Sections 13(d) and 14(d) thereof, except that such term shall not include (1) the Company, (2) a trustee or other fiduciary holding securities under an employee benefit plan of the Company, (3) an underwriter temporarily holding securities pursuant to an offering of such securities, (4) a corporation owned, directly or indirectly, by the unitholders of the Company in substantially the same proportions as their ownership of

          Units of the Company or (5) Jay Walker or any of his Family Members or Family Members of such Family Members.

     (z) "Phantom Units" shall mean the right, granted pursuant to Section 11, to receive in cash the Fair Market Value of a Unit.

     (aa) "Reload Option" shall mean a Non-Qualified Stock Option granted pursuant to Section 7(c)(6).

     (bb) "Restricted Units" shall mean a Unit which is granted pursuant to the terms of Section 10 hereof and which is subject to the restrictions set forth in Section 10(c).

     (cc) "Rule 16b-3" shall mean the Rule 16b-3 promulgated under the Exchange Act, as amended from time to time.

     (dd) "Securities Act" shall mean the Securities Act of 1933, as amended from time to time.

     (ee) "Stand-Alone UAR" shall mean a Unit appreciation right which is granted pursuant to Section 9 and which is not related to any Option.

     (ff) "Unit Bonus" shall mean a bonus payable in Units granted pursuant to
          Section 12.

     (gg) "Subsequent Manager" shall mean a Non-Employee Manager of the Company who becomes a member of the Board of Managers subsequent to the Effective Date.

     (hh) "Subsidiary" shall mean a "subsidiary corporation" within the meaning of Section 424(f) of the Code.

     (ii) "Tandem UAR" shall mean a Unit appreciation right which is granted pursuant to Section 8 and which is related to an Option.

     (jj) "Units" shall mean the units of equity of the Company issued pursuant to the Limited Liability Company Agreement pertaining to the Company dated as of July 18, 1997.

     (kk) "Vesting Date" shall mean the date established by the Committee on which Restricted Units or Phantom Units may vest.

3.   STOCK SUBJECT TO THE PLAN

     (a)  UNITS AVAILABLE FOR AWARDS

          The maximum number of Units reserved for issuance under the Plan shall be 18,000,000 Units (subject to adjustment as provided herein). The Committee may direct that any Unit certificate evidencing Units issued pursuant to the Plan shall bear a legend setting forth such restrictions on transferability as may apply to such Units pursuant to the Plan.

          The grant of a Tandem UAR, a Stand-Alone UAR or Phantom Units shall not reduce the number of Units with respect to which Incentive Awards may be granted pursuant to the Plan.

     (b)  ADJUSTMENT FOR CHANGE IN CAPITALIZATION.

          In the event that the Committee shall determine that any dividend or other distribution (whether in the form of cash, Units or other property), recapitalization, Unit split, reverse Unit split, reorganization, merger, consolidation, spin-off, combination, repurchase, or Unit exchange, or other similar transaction or event, affects Units such that an adjustment is appropriate in order to prevent dilution or enlargement of the rights of Participants under the Plan, then the Committee shall make such equitable changes or adjustments as it deems necessary or appropriate to any or all of (1) the number and kind of Units which may thereafter be issued in connection with Incentive Awards, (2) the number and kind of Units issued or issuable in respect of outstanding Incentive Awards, (3) the exercise price, grant price or purchase price relating to any Incentive Award, and (4) the maximum number of Units subject to Incentive Awards which may be awarded to any employee during any tax year of the Company; provided that, with respect to Incentive Stock Options, such adjustment shall be made in accordance with Section 424 of the Code.

     (c)  RE-USE OF UNITS.

          The following Units shall again become available for Incentive Awards: except as provided below, any Units subject to an Incentive Award that remain unissued upon the cancellation, surrender, exchange or termination of such award for any reason whatsoever; and any Restricted Units forfeited. Notwithstanding the foregoing, upon the exercise of any Incentive Award granted in tandem with any other Incentive Awards, such related Awards shall be canceled to the extent of the number of Units as to which the Incentive Award is exercised and such number of Units shall no longer be available for Incentive Awards under the Plan.

4.   ADMINISTRATION OF THE PLAN.

     The Plan shall be administered by the Committee. The Committee shall have the authority in its sole discretion, subject to and not inconsistent with the express provisions of the Plan, to administer the Plan and to exercise all the powers and authorities either specifically granted to it under the Plan or necessary or advisable in the administration of the Plan, including, without limitation, the authority to grant Incentive Awards; to determine the persons to whom and the time or times at which Incentive Awards shall be granted; to determine the type and number of Incentive Awards to be granted, the number of Units to which an Award may relate and the terms, conditions, restrictions and performance criteria relating to any Incentive Award; to determine whether, to what extent, and under what circumstances an Incentive Award may be settled, canceled, forfeited, exchanged or surrendered, to make adjustments in the performance goals in recognition of unusual or non-recurring events affecting the Company or the financial statements of the Company (to the extent not inconsistent with Section 162(m) of the Code, if applicable), or in response to changes in applicable laws, regulations, or accounting principles; to construe and interpret the Plan and any Incentive Award; to prescribe, amend and rescind rules and regulations relating to the Plan; to determine the terms and provisions of Agreements; and to make all other determinations deemed necessary or advisable for the administration of the Plan.

     The Committee may, in its absolute discretion, without amendment to the Plan, (a) accelerate the date on which any Option or Stand-Alone UAR granted under the Plan becomes exercisable, waive or amend the operation of Plan provisions respecting exercise after termination of employment or otherwise adjust any of the terms of such Option or Stand-Alone UAR, and (b) accelerate the Vesting Date or Issue Date, or waive any condition imposed hereunder, with respect to any Restricted Units, Phantom Units or other Incentive Award or otherwise adjust any of the terms applicable to any such Incentive Award.

     No member of the Committee shall be liable for any action, omission or determination relating to the Plan, and the Company shall indemnify (to the extent permitted under Delaware law and the Limited Liability Company Agreement of the Company) and hold harmless each member of the Committee and each other director or employee of the Company to whom any duty or power relating to the administration or interpretation of the Plan has been delegated against any cost or expense (including counsel fees) or liability (including any sum paid in settlement of a claim with the approval of the Committee) arising out of any action, omission or determination relating to the Plan, unless, in either case, such action, omission or determination was taken or made by such member, director or employee in bad faith and without reasonable belief that it was in the best interests of the Company.

5.   ELIGIBILITY.

     The persons who shall be eligible to receive Incentive Awards pursuant to the Plan shall be such employees, consultants and Managers of the Company as the Committee shall select from time to time.

6.   AWARDS UNDER THE PLAN; AGREEMENT.

     The Committee may grant Options, Tandem UARs, Stand-Alone UARs, Restricted Units, Phantom Units, Unit Bonuses and Other Awards in such amounts and with such terms and conditions as the Committee shall determine, subject to the provisions of the Plan.

     Each Incentive Award granted under the Plan (except an unconditional Unit Bonus) shall be evidenced by an Agreement which shall contain such provisions as the Committee may in its sole discretion deem necessary or desirable. By accepting an Incentive Award, a Participant thereby agrees that the award shall be subject to all of the terms and provisions of the Plan and the applicable Agreement.

7.   OPTIONS.

     (a)  IDENTIFICATION OF OPTIONS.

          Each Option shall be clearly identified in the applicable Agreement as either an Incentive Stock Option or a Non-Qualified Unit Option.

     (b)  APPROVAL UPON CONVERSION TO CORPORATION.

          In order that options intended to be Incentive Stock Options qualify as such under the Code, within twelve (12) months following the conversion of the Company to a corporation, the stockholders of the Company shall approve the Plan in accordance with the then applicable provisions of the corporate charter and by-laws and the applicable law prescribing the method and degree of stockholder approval required for the issuance of corporate stock or options.

     (c)  EXERCISE PRICE.

          Each Agreement with respect to an Option shall set forth the amount (the "option exercise price") payable by the grantee to the Company upon exercise of the Option. The option exercise price per Unit shall be determined by the Committee; provided, however, that in the case of an Incentive Stock Option, the option exercise price shall in no event be less than the Fair Market Value of a Unit on the date the Option is granted.

     (d)  TERM AND EXERCISE OF OPTIONS.

          (1) Incentive Stock Option must be granted within ten (10) years from the earlier of (i) the date the Plan is adopted or (ii) the date the Plan is approved by the stockholders of the Company pursuant to Section 7(b) above.

          (2) Unless the applicable Agreement provides otherwise, an Option shall become cumulatively exercisable as to 33 1/3% percent of the Units covered thereby on each of the first, second and third anniversaries of the date of grant. The Committee shall determine the expiration date of each Option;

               provided, however, that no Option shall be exercisable more than 10 years after the date of grant. Unless the applicable Agreement provides otherwise, no Option shall be exercisable prior to the first anniversary of the date of grant.

          (3) An Option may be exercised for all or any portion of the Units as to which it is exercisable, provided that no Partial Exercise of an Option shall be for an aggregate exercise price of less than $100.00. The Partial Exercise of an Option shall not cause the expiration, termination or cancellation of the remaining portion thereof.

          (4) An Option shall be exercised by delivering notice to the Company's principal office, to the attention of is Secretary. Such notice shall be accompanied by the applicable Agreement, shall specify the number of Units with respect to which the Option is being exercised and the effective date of the proposed exercise and shall be signed by the Participant or other person then having the right to exercise the Option. Payment for Units purchased upon the exercise of an Option shall be made on the effective date of such exercise by one or a combination of the following means: (i) in cash or by personal check, certified check, bank cashier's check or wire transfer; (ii) subject to the approval of the Committee, in Units owned by the Participant for at least six months prior to the date of exercise and valued at their Fair Market Value on the effective date of such exercise; or (iii) subject to the approval of the Committee, by such other provision as the Committee may from time to time authorize.

          (5) Certificates for Units purchased upon the exercise of an Option shall be issued in the name of the Participant or other person entitled to receive such Units, and delivered to the Participant or such other person as soon as practicable following the effective date on which the Option is exercised.

          (6) The Committee shall have the authority to specify, at the time of grant or, with respect to Non-Qualified Unit Options, at or after the time of grant, that a Participant shall be granted a new

               Non-Qualified Unit Option (a "Reload Option") for a number of Units equal to the number of Units surrendered by the Participant upon exercise of all or a part of an Option in the manner described in Section 7(d)(4)(ii) above, subject to the availability of Units under the Plan at the time of such exercise; provided, however, that no Reload Option shall be granted to a Non-Employee Director. Reload Options shall be subject to such conditions as may be specified by the Committee in its discretion, subject to the terms of the Plan.

          (7) Each Option by its terms shall be nontransferable other than at death and must be exercisable during the Participant's lifetime only by the Participant.

     (e)  LIMITATIONS ON INCENTIVE STOCK OPTIONS.

          (1) To the extent that the aggregate Fair Market Value of Units of the Company with respect to which Incentive Stock Options are exercisable for the first time by a Participant during any calendar year under the Plan and any other option plan of the Company (or any Subsidiary) shall exceed $ 100,000, such Options shall be treated as Non-Qualified Unit Options. Such Fair Market Value shall be determined as of the date on which each such Incentive Stock Option is granted.

          (2) No Incentive Stock Option may be granted to an individual if, at the time of the proposed grant, such individual owns (or is attributed to own by virtue of the Code) Units possessing more than ten percent of the total combined voting power of all classes of stock of the Company or any Subsidiary unless (i) the exercise price of such Incentive Stock Option is at least 110 percent of the Fair Market Value of a share of Company stock at the time such Incentive Stock Option is granted and (ii) such Incentive Stock Option is not exercisable after the expiration of five years from the date such Incentive Stock Option is granted.

     (f)  EFFECT OF TERMINATION OF EMPLOYMENT.

          (1) Unless the applicable Agreement provides otherwise, in the event that the employment, directorship or consultancy (together, hereinafter referred to as "employment") of a Participant with the Company shall terminate for any reason other than Cause, Disability or death, (i) Options granted to such Participant, to the extent that they are exercisable at the time of such termination, shall remain exercisable until the date that is 90 days after the later of (x) such termination or (y) the Initial Public Offering Date plus the Holdback Period, on which date they shall expire, and (ii) Options granted to such Participant, to the extent that they were not exercisable at the time of such termination, shall expire at the close of business on the date of such termination. The 90 day period described in this Section 7(f)(1) shall be extended to one year from the later of (x) such termination or (y) the Initial Public Offering Date plus the Holdback Period, in the event of the Participant's death during such 90 day period. Notwithstanding the foregoing, no Option shall be exercisable after the expiration of its term.

          (2) Unless the applicable Agreement provides otherwise, in the event that the employment of a Participant with the Company shall terminate on account of the Disability or death of the Participant, (i) Options granted to such Participant, to the extent that they were exercisable at the time of such termination, shall remain exercisable until the first anniversary of the later of (x) such termination or (y) the Initial Public Offering Date plus the Holdback Period, on which date they shall expire, and (ii) Options granted to such Participant, to the extent that they were not exercisable at the time of such termination, shall expire at the close of business on the date of such termination; provided, however, that no Option shall be exercisable after the expiration of its term.

          (3) In the event of the termination of a Participant's employment for Cause, all outstanding Options granted to such Participant shall expire at the commencement of business on the date of such termination.

8.   TANDEM UARs.

     The Committee may grant in connection with any Option granted hereunder, one or more Tandem UARs relating to a number of Units less than or equal to the number of Units subject to the related Option. A Tandem UAR granted in connection with an Option must be granted at the same time that such Option is granted; provided, however, that a Tandem UAR granted in connection with a Non-Qualified Unit Option may be granted subsequent to the time that such Non-Qualified Unit Option is granted.

     (a)  BENEFIT UPON EXERCISE.

          The exercise of a Tandem UAR with respect to any number of Units shall entitle the Participant to a cash payment, for each such Unit, equal to the excess of (1) the Fair Market Value thereof on the exercise date over (2) the option exercise price of the related Option. Such payment shall be made as soon as practicable after the effective date of such exercise.

     (b)  TERM AND EXERCISE OF TANDEM UAR.

          (1) A Tandem UAR shall be exercisable only if and to the extent that its related Option is exercisable.

          (2) The exercise of a Tandem UAR with respect to a number of Units shall cause the immediate and automatic cancellation of its related Option with respect to an equal number of Units. The exercise of an Option, or the cancellation, termination or expiration of an Option (other than pursuant to this Section 8(b)(2)), with respect to a number of Units shall cause the automatic and immediate cancellation of any related Tandem UARs to the extent of the number of Units subject to such Option which is so exercised, canceled, terminated or expired.

          (3) A Tandem UAR may be exercised for all or any portion of the Units as to which it is exercisable; provided, that no Partial

               Exercise of a Tandem UAR shall be for an aggregate exercise price of less than S 1,000.

          (4) No Tandem UAR shall be assignable or transferable otherwise than together with its related Option.

          (5) A Tandem UAR shall be exercised by delivering notice to The Company's principal office, to the attention of its Secretary. Such notice shall be accompanied by the applicable Agreement, shall specify the number of Units with respect to which the Tandem UAR is being exercised and the effective date of the proposed exercise and shall be signed by the Participant or other person then having the right to exercise the Option to which the Tandem UAR is related.

9.   STAND-ALONE UARs.

     (a)  EXERCISE PRICE.

          The exercise price per Unit of a Stand-Alone UAR shall be determined by the Committee at the time of grant, but shall in no event be less than the Fair Market Value of a Unit on the date of grant.

     (b)  BENEFIT UPON EXERCISE.

          The exercise of a Stand-Alone UAR with respect to any number of Units shall entitle the Participant to a payment, for each such Unit, equal to the excess of (1) the Fair Market Value thereof on the exercise date over (2) the exercise price of the StandAlone UAR. Such payments shall be made as soon as practicable after such exercise, in cash and/or Units as determined by the Committee.

     (c)  TERM AND EXERCISE OF STAND-A LONE UARS.

          (1) Unless the applicable Agreement provides otherwise, a Stand-Alone UAR shall become cumulatively exercisable as to 33 1/3 percent of the Units covered thereby on each of the first, second and third anniversaries of the date of grant. The Committee shall determine the expiration date of each standalone UAR. Unless the applicable Agreement provides otherwise, no Standalone UAR shall be exercisable prior to the first anniversary of the date of grant.

          (2) A Stand-Alone UAR may be exercised for all or any portion of the Units as to which it is exercisable; provided, that no Partial Exercise of a Stand-Alone UAR shall be for an aggregate exercise price of less than $1,000.

          (3) A Stand-Alone UAR shall be exercised by delivering notice to the Company's principal office, to the attention of its Secretary. Such notice shall be accompanied by the applicable Agreement, shall specify the number of Units with respect to which the Stand-Alone UAR is being exercised, and the effective date of the proposed exercise, and shall be signed by the Participant.

     (d)  EFFECT OF TERMINATION OF EMPLOYMENT.

          The provisions set forth in Section 7(f) with respect to the exercise of Options following termination of employment shall apply as well to such exercise of Standalone UARs.

10.  RESTRICTED UNITS.

     (a)  ISSUE DATE AND VESTING DATE.

          At the time of the grant of Restricted Units, the Committee shall establish an Issue Date or Issue Dates and a Vesting Date or Vesting Dates with respect to such Units. The Committee may divide such Units into classes and assign a different Issue Date and/or Vesting Date for each class. If the grantee is employed by the Company on an Issue Date (which may be the date of grant), the specified number of Restricted Units shall be issued in accordance with the provisions of Section 10(e). Provided that all conditions to the vesting of Restricted Units imposed pursuant to Section 10(b) are satisfied, and except as provided in Section 10(g), upon the occurrence of the Vesting Date with respect to Restricted Units, such Units shall vest and the restrictions of Section 10(c) shall lapse.

     (b)  CONDITIONS TO VESTING.

          At the time of the grant of Restricted Units, the Committee may impose such restrictions or conditions to the vesting of such Units as it, in its absolute discretion, deems appropriate.

     (c)  RESTRICTIONS ON TRANSFER PRIOR TO VESTING.

          Prior to the vesting of any Restricted Units, no transfer of a Participant's rights with respect to such Unit, whether voluntary or involuntary, by operation of law or otherwise, shall be permitted. Immediately upon any attempt to transfer such rights, such Units, and all of the rights related thereto, shall be forfeited by the Participant.

     (d)  DIVIDENDS ON RESTRICTED UNIT.

          The Committee in its discretion may require that any dividends or distributions paid on Restricted Units be held in escrow until all restrictions on such Units have lapsed.

     (e)  ISSUANCE OF CERTIFICATES.

          (1) Reasonably promptly after the Issue Date with respect to Restricted Units, the Company shall cause to be issued a certificate, registered in the name of the Participant to whom such Units were granted, evidencing such Units; provided that the Company shall not cause such a certificate to be issued unless it has received a power of attorney duly endorsed in blank with respect to such Units. Each such certificate shall bear the following legend:

                    THE TRANSFERABILITY OF THIS CERTIFICATE AND THE UNITS REPRESENTED HEREBY ARE SUBJECT TO THE RESTRICTIONS, TERMS AND CONDITIONS (INCLUDING FORFEITURE PROVISIONS AND RESTRICTIONS AGAINST TRANSFER) CONTAINED IN THE PRICELINE.COM LLC 1997 OMNIBUS PLAN AND AN AGREEMENT ENTERED INTO BETWEEN THE REGISTERED OWNER OF SUCH UNITS AND PRICELINE.COM LLC. A

                    COPY OF THE PLAN AND AGREEMENT IS ON FILE IN THE OFFICE OF THE SECRETARY OF THE COMPANY.

               Such legend shall not be removed until such Units vest pursuant to the terms hereof.

          (2) Each certificate issued pursuant to this Section 10(e), together with the powers relating to the Restricted Units evidenced by such certificate, shall be held by the Company unless the Committee determines otherwise.

     (f)  CONSEQUENCES OF VESTING.

          Upon the vesting of any Restricted Units pursuant to the terms hereof, the restrictions of Section 10(c) shall lapse with respect to such Units. Reasonably promptly after any Restricted Units vest, the Company shall cause to be delivered to the Participant to whom such Units were granted a certificate evidencing such Units, free of the legend set forth in Section 10(e).

     (g)  EFFECT OF TERMINATION OF EMPLOYMENT.

          (1) Subject to such other provision as the Committee may set forth in the applicable Agreement, and to the Committee's amendment authority pursuant to Section 4, upon the termination of a Participant's employment for any reason other than Cause, any and all Units to which restrictions on transferability apply shall be immediately forfeited by the Participant and transferred to, and reacquired by, the Company; provided that if the Committee, in its sole discretion, shall within thirty (30) days after such termination of employment notify the Participant in writing of its decision not to terminate the Participant's rights in such Units, then the Participant shall continue to be the owner of such Units subject to such continuing restrictions as the Committee may prescribe in such notice. In the event of a forfeiture of Units pursuant to this section, the Company shall repay to the Participant (or the Participants estate) any amount paid by the Participant for such Units. In the event that the Company requires a return of Units, it shall also have the right to require the return of all dividends or distributions paid on such Units, whether by termination of any escrow arrangement under which such dividends or distributions are held or otherwise.

          (2) In the event of the termination of a Participant's employment for Cause, all Restricted Units granted to such Participant which have not vested as of the date of such termination shall immediately be returned to the Company, together with any dividends or distributions paid on such Units, in return for which the Company shall repay to the Participant any amount paid by the Participant for such Units.

     (h)  SPECIAL PROVISIONS REGARDING AWARDS.

          Notwithstanding anything to the contrary contained herein, Restricted Units granted pursuant to this Section 10 to Executive Officers may be based on the attainment by the Company (or a Subsidiary or division of the Company if applicable) of performance goals pre-established by the Committee, based on one or more of the following criteria: (1) the attainment of a specified percentage return on total owner equity; (2) the attainment of a specified percentage increase in earnings per Unit, (3) the attainment of a specified percentage increase in net income (before or after taxes); (4) the attainment of a specified percentage increase in earnings before interest, taxes, depreciation and amortization; (5) a specified percentage increase in earnings before interest and income taxes, as adjusted for office overhead expense allocation; (6) a specified percentage increase in revenues;
          (7) a specified minimum return on assets; and (8) such other criteria as the unitholders of the Company may approve; in each case, as determined in accordance with generally accepted accounting principles. Such Restricted Units shall be released from restrictions only after the attainment of such performance measures have been certified by the Committee.

11.  PHANTOM UNITS.

     (a)  VESTING DATE.

          At the time of the grant of Phantom Units, the Committee shall establish a Vesting Date or Vesting Dates with respect to such Units. The Committee may divide such Units into classes and assign a different Vesting Date for each class. Provided that all conditions to the vesting of Phantom Units imposed pursuant to Section 11(c) are satisfied, and except as provided in Section 11(d), upon the occurrence of the Vesting Date such Phantom Units shall vest.

     (b)  BENEFIT UPON VESTING.

          Upon the vesting of Phantom Units, the Participant shall be entitled to receive, within 30 days of the date on which the same shall vest, an amount, in cash and/or Units, as determined by the Committee, equal to the sum of (1) the Fair Market Value thereof on the date on which such Phantom Units vest and (2) the aggregate amount of cash dividends or distributions paid during the period commencing on the date on which such Phantom Units were granted and terminating on the date on which they vest.

     (c)  CONDITIONS TO VESTING.

          At the time of the grant of Phantom Units, the Committee may impose such restrictions or conditions to the vesting of such Units as it, in its absolute discretion, deems appropriate.

     (d)  EFFECT OF TERMINATION OF EMPLOYMENT

          Subject to such other provision as the Committee may set forth in the applicable Agreement, and to the Committee's amendment authority pursuant to Section 4, Phantom Units that have not vested, together with any dividends or distributions credited on such Units, shall be forfeited upon the Participant's termination of employment for any reason.

     (e)  SPECIAL PROVISIONS REGARDING AWARDS.

          Notwithstanding anything to the contrary contained herein, the vesting of Phantom Units granted pursuant to this Section 11 to Executive Officers may be based on the attainment by the Company (or a Subsidiary or division of the Company if applicable) of one or more of the performance criteria set forth in Section 10(h) hereof, in each case, as determined in accordance with generally accepted accounting principles. No payment in respect of any such Phantom Units award will be paid to an Executive Officer until the attainment of the respective performance measures have been certified by the Committee.

12.  STOCK BONUSES.

     In the event that the Committee grants a Unit Bonus, a certificate for the Units comprising such Unit Bonus shall be issued in the name of the Participant to whom such grant was made and delivered to such Participant as soon as practicable after the date on which such Unit Bonus is payable. Executive Officers shall be eligible to receive Unit Bonus grants hereunder only after a determination of eligibility is made by the Committee, in its sole discretion.

13.  OTHER AWARDS.

     Other forms of Incentive Awards ("Other Awards") valued in whole or in part by reference to, or otherwise based on, Units may be granted either alone or in addition to other Incentive Awards under the Plan. Subject to the provisions of the Plan, the Committee shall have sole and complete authority to determine the persons to whom and the time or times at which such Other Awards shall be granted, the number of Units to be granted pursuant to such Other Awards and all other conditions of such Other Awards.

14.  RIGHTS AS A UNITHOLDER.

     No person shall have any rights as a member or unitholder with respect to any Units covered by or relating to any Incentive Award until the date of issuance of a certificate with respect to such Units. Except as otherwise expressly provided in Section 3(b), no adjustment to any Incentive Award shall be made for dividends or other rights prior to the date such certificate is issued.

15.  NO SPECIAL EMPLOYMENT RIGHTS; NO RIGHT TO INCENTIVE AWARD.

     Nothing contained in the Plan or any Agreement shall confer upon any Participant any right with respect to the continuation of employment by the Company or interfere in any way with the right of the Company, subject to the terms of any separate employment agreement to the contrary, at any time to terminate such employment or to increase or decrease the compensation of the Participant.

     No person shall have any claim or right to receive an Incentive Award hereunder. The Committee's granting of an Incentive Award to a participant at any time shall neither require the Committee to grant any other Incentive Award to such Participant or other person at any time or preclude the Committee from making subsequent grants to such Participant or any other person.

16.  SECURITIES MATTERS.

     (a) The Company shall be under no obligation to effect the registration pursuant to the Securities Act of any interests in the Plan or any Units to be issued hereunder or to effect similar compliance under any state laws. Notwithstanding anything herein to the contrary, the Company shall not be obligated to cause to be issued or delivered any certificates evidencing Units pursuant to the Plan unless and until the Company is advised by its counsel that the issuance and delivery of such certificates is in compliance with all applicable laws, regulations of governmental authority and the requirements of any securities exchange on which Units are traded. The Committee may require, as a condition of the issuance and delivery of certificates evidencing Units pursuant to the terms hereof, that the recipient of such Units make such agreements and representations, and that such certificates bear such legends, as the Committee, in its sole discretion, deems necessary or desirable.

     (b) The transfer of any Units hereunder shall be effective only at such time as counsel to the Company shall have determined that the issuance and delivery of such Units is in compliance with all applicable laws, regulations of governmental authority, the requirements of any securities, exchange on which Units are traded and the terms and conditions of the Company's Limited Liability Company Agreement. The Committee may, in its sole discretion, defer the effectiveness of any transfer of Units hereunder in order to allow the issuance of such Units to be made pursuant to registration or an exemption from registration or other methods for compliance available under federal or state securities laws. The Committee shall inform the Participant in writing of its decision to defer the effectiveness of a transfer. During the period of such deferral in connection with the exercise of an Option, the Participant may, by written notice, withdraw such exercise and obtain the refund of any amount paid with respect thereto.

17.  WITHHOLDING TAXES.

     Whenever cash is to be paid pursuant to an Incentive Award, the Company shall have the right to deduct therefrom an amount sufficient to satisfy any federal, state and local withholding tax requirements related thereto.

     Whenever Units are to be delivered pursuant to an Incentive Award, the Company shall have the right to require the Participant to remit to the Company in cash an amount sufficient to satisfy any federal, state and local withholding tax requirements related thereto. With the approval of the Committee, a Participant may satisfy the foregoing requirement by electing to have the Company withhold from delivery Units having a value equal to the amount of tax to be withheld. Such Units shall be valued at their Fad Market Value on the date of which the amount of tax to be withheld is determined (the "Tax Date"). Fractional Unit amounts shall be settled in cash. Such a withholding election may be made with respect to all or any portion of the Units to be delivered pursuant to an Incentive Award.

18.  NOTIFICATION OF ELECTION UNDER SECTION 83(b) OF THE CODE.

     If any Participant shall, in connection with the acquisition of Units under the Plan, make the election permitted under Section 83(b) of the Code (i.e.) an election to include in gross income in the year of transfer the amounts specified in Section 83(b)), such Participant shall notify the Company of such election within 10 days of filing notice of the election with the Internal Revenue Service, in addition to any filing and a notification required pursuant to regulation issued under the authority of Section 83(b) of the Code.

19.  NOTIFICATION UPON DISQUALIFYING DISPOSITION UNDER SECTION 421(b) OF THE
     CODE.

     Each Participant shall notify the Company of any disposition of Units issued pursuant to the exercise of an Incentive Stock Option under the circumstances described in Section 421(b) of the Code (relating to certain disqualifying dispositions), within 10 days of such disposition.

20.  AMENDMENT OR TERMINATION OF THE PLAN.

     The Board of Managers may, at any time, suspend or terminate the Plan or revise or amend it in any respect whatsoever; provided, however, that unitholder approval shall be required if and to the extent required by Rule 16b-3 or by any comparable or successor exemption under which the Board of Managers believes it is appropriate for the Plan to qualify, or if and to the extent the Board of Managers determines that such approval is appropriate for purposes of satisfying
Section 162(m) or 422 of the Code. Incentive Awards may be granted under the Plan prior to the receipt of such approval but each such grant shall be subject in its entirety to such approval and no award may be exercised, vested or other-wise satisfied prior to the receipt of such approval. Nothing herein shall restrict the Committee's ability to exercise its discretionary authority pursuant to Section 4, which discretion may be exercised without amendment to the Plan. No action hereunder may, without the consent of a Participant, reduce the Participant's rights under any outstanding Incentive Award.

21.  TRANSFERS UPON DEATH; NONASSIGNABILITY.

     Upon the death of a Participant, outstanding Incentive Awards granted to such Participant may be exercised only by the executor or administrator of the Participant's estate or by a person who shall have acquired the right to such exercise by will or by the laws of descent and distribution. No transfer of an Incentive Award by will or the laws of descent and distribution shall be effective to bind the Company unless the Committee shall have been furnished with (a) written notice thereof and with a copy of the will and/or such evidence as the Committee may deem necessary to establish the validity of the transfer and (b) an agreement by the transferee to comply with all the terms and conditions of the Incentive Award that are or would have been applicable to the Participant and to be bound by the acknowledgments made by the Participant in connection with the grant of the Incentive Award.

     During a Participant's lifetime, the Committee may permit the transfer, assignment or other encumbrance of an outstanding Option unless (y) such Option is an Incentive Stock Option and the Committee and the Participant intend that it shall retain such status, or (z) such Option is meant to qualify for the exemptions available under Rule 16b-3, nontransferability is necessary under Rule 16b-3 in order for the award to so qualify and the Committee and the Participant intend that it shall continue to so qualify: Subject to any conditions as the Committee may prescribe, a Participant may, upon providing written notice to the Secretary of the Company, elect to transfer any or all Options granted to such Participant pursuant to the Plan to members of his or her immediate family, including, but not limited to, children, grandchildren and spouse or to trusts for the benefit of such immediate family members or to partnerships in which such family members are the only partners; provided, however, that no such transfer by any Participant may be made in exchange for consideration.

22.  EXPENSES AND RECEIPTS.

     The expenses of the Plan shall be paid by the Company. Any proceeds received by the Company in connection with any Incentive Award will be used for general corporate purposes.

23.  FAILURE TO COMPLY.

     In addition to the remedies of the Company elsewhere provided for herein, failure by a Participant (or beneficiary) to comply with any of the terms and conditions of the Plan or the applicable Agreement, unless such failure is remedied by such Participant (or beneficiary) within ten days after notice of such failure by the Committee, shall be grounds for the cancellation and forfeiture of such Incentive Award, in whole or in part, as the Committee, in its absolute discretion, may determine.

24.  EFFECTIVE DATE AND TERM OF PLAN.

     The Plan became effective on the Effective Date, but the Plan (and any grants of Incentive Awards made prior to approval of the Plan) shall be subject to any requisite approval of the unitholders of the Company. Unless earlier terminated by the Board of Managers, the right to grant Incentive Awards under the Plan will terminate on the tenth anniversary of the Effective Date. Incentive Awards outstand-ing at Plan termination will remain in effect according to their terms and the provisions of the Plan.

25.  APPLICABLE LAW.

     Except to the extent preempted by any applicable federal law, the Plan will be construed and administered in accordance with the laws of the State of Delaware, without reference to its principles of conflicts of law.

26.  PARTICIPANT RIGHTS.

     No Participant shall have any claim to be granted any award under the Plan, and there is no obligation for uniformity of treatment for Participants. Except as provided specifically herein, a Participant or a transferee of an Incentive Award shall have no rights as a unitholder with respect to any Units covered by any award until the date of the issuance of a certificate to him or her for such Units.

27.  UNFUNDED STATUS OF AWARDS.

     The Plan is intended to constitute an "unfunded" plan for incentive and deferred compensation. With respect to any payments not yet made to a Participant pursuant to an Incentive Award, nothing contained in the Plan or any Agreement shall give any such Participant any rights that are greater than those of a general creditor of the Company.

28.  BENEFICIARY.

     If Participant may file with the Committee a written designation of a beneficiary on such form as may be prescribed by the Committee and may, from time to time, amend or revoke such designation. If no designated beneficiary survives the Participant, the executor or administrator of the Participant's estate shall be deemed to be the grantee's beneficiary.

29.  INTERPRETATION.

     The Plan is designed and intended to comply with Rule 16b-3 and, to the extent applicable, with Section 162(m) of the Code, and all provisions hereof shall be construed in a manner to so comply. Further, in the event there is a conflict between the terms of the Plan or any Optionholder Agreement and the terms of the Company's

Limited Liability Agreement or other organizational documents, the provisions of such Limited Liability Company Agreement or other organizational document shall control.

30.  SEVERABILITY.

     If any provision of the Plan is held to be invalid or unenforceable, the other provisions of the Plan shall not be affected but shall be applied as if the invalid or unenforceable provision had not been included in the Plan.